     As filed with the Securities and Exchange Commission on June 27, 2000
                                                       Registration No. 333-
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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                --------------
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                --------------
                       eGAIN COMMUNICATIONS CORPORATION
            (Exact name of registrant as specified in its charter)
                                --------------

             Delaware                              7372                             77-0466366
  (State or other jurisdiction of      (Primary Standard Industrial              (I.R.S. Employer
  incorporation or organization)        Classification Code Number)           Identification Number)

       455 W. Maude Avenue, Sunnyvale, California 94086, (408) 212-3400 (Address, including ZIP code, and telephone number, including area code, of registrant's principal executive offices)
                                --------------
                                 ASHUTOSH ROY
                            Chief Executive Officer
                       eGain Communications Corporation
                              455 W. Maude Avenue
                          Sunnyvale, California 94086
                           Telephone: (408) 212-3400
(Name, address, including ZIP code, and telephone number, including area code, of agent for service)

                                  Copies to:

     STANLEY F. PIERSON, ESQ.                  ASHUTOSH ROY                  THOMAS C. DEFILIPPS, ESQ.
       BRADLEY D. KOHN, ESQ.              Chief Executive Officer            ALISANDE M. ROZYNKO, ESQ.
     JEFFREY S. HARRELL, ESQ.        eGain Communications Corporation        DAVID P. JEDRZEJEK, ESQ.
         LAURA BUHL, ESQ.                   455 W. Maude Avenue          Wilson Sonsini Goodrich & Rosati
   Pillsbury Madison & Sutro LLP        Sunnyvale, California 94086          Professional Corporation
        2550 Hanover Street              Telephone: (408) 212-3400              650 Page Mill Road
    Palo Alto, California 94304          Facsimile: (408) 212-3500          Palo Alto, California 94304
     Telephone: (650) 233-4500                                               Telephone: (650) 493-9300
     Facsimile: (650) 233-4545                                               Facsimile: (650) 493-6811

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  Approximate date of commencement of proposed sale to the public: Upon consummation of the merger described herein.
  If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] Registration Number 333-34848
  If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                        CALCULATION OF REGISTRATION FEE

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
                                                               Proposed Maximum
             Title of Each Class of              Amount to be Aggregate Offering    Amount of
          Securities To Be Registered             Registered        Price        Registration Fee
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
Common stock, par value $0.001 per share.......  1,444,918(1)  $2,304,226.59(2)      $609(3)
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
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(1) Represents the maximum number of additional shares of Registrant common stock issuable to holders of (a) Class A common stock, $0.01 per share, and (b) Class B common stock, $0.01 per share, of Inference Corporation pursuant to an Agreement and Plan of Merger, dated as of March 16, 2000, between Inference and the Registrant, as described in Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-34848), which was previously filed on May 15, 2000. In connection with the filing of that Registration Statement, an Aggregate Offering Amount of $56,226,818.88 and 4,516,817 shares of Registrant common stock were registered, and a fee of $14,844 was paid. The additional aggregate offering price and the number of additional shares of Registrant common stock to be registered is based on the number of shares of Inference common stock issued and outstanding as of June 26, 2000 and assumes 8,006,793 shares of Inference common stock outstanding and 100,000 options to purchase Inference common stock outstanding (the maximum number of Inference options that the Registrant estimates will be exercised prior to the closing of the merger). At an exchange ratio of 0.7354 (the exchange ratio based on the 20 day average trading price ending June 22, 2000, assuming a closing date of June 27,
    2000), and based on the foregoing capitalization, an aggregate of 5,961,735 eGain shares would be issuable to Inference stockholders.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f)(1) of the Securities Act, based on the average of the high and low prices of Inference Class A common stock on June 20, 2000 on Nasdaq, which was $7.22. See footnote 1 above.
(3) A filing fee of $14,844 was previously paid by the Registrant with the initial filing of the Registrant's Registration Statement on Form S-4 (File No. 333-34848). The fee of $609 being paid herewith is only for the additional amount of securities being registered on this registration statement. See footnotes 1 and 2 above.
                                --------------
  The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

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

                                EXPLANATORY NOTE

   This Registration Statement is being filed by eGain Communications Corporation pursuant to General Instruction K to Form S-4 Registration Statement and Rule 462(b) issued under the Securities Act of 1933 solely to register an additional aggregate dollar amount of securities and an additional number of shares of eGain for issuance pursuant to the acquisition of Inference Corporation.

   eGain previously registered an aggregate dollar amount of securities of $56,226,818.88 (4,516,817 shares of eGain) by means of its currently effective Registration Statement on Form S-4 (Registration No. 333-34848).

   The contents of the prior Registration Statement (File No. 333-34848), including all Appendixes and exhibits thereto, are hereby incorporated by reference into this Registraton Statement.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

   (a) The following exhibits are filed herewith or incorporated by reference herein:

 Exhibit
   No.                           Description of Exhibits
 -------                         -----------------------
  5.1    Opinion of Pillsbury Madison & Sutro LLP regarding the legality of the securities being offered

  8.1 Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, regarding tax matters

 23.1 Consent of Pillsbury Madison & Sutro LLP, included in the opinion filed as Exhibit 5.1 to this registration statement

 23.2    Consent of Ernst & Young LLP, Independent Auditors (Palo Alto,
          California)

 23.3    Consent of Ernst & Young LLP, Independent Auditors (Sacramento,
          California)

 23.4    Consent of PricewaterhouseCoopers LLP, Independent Accountants

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on June 26, 2000.

                                          eGAIN COMMUNICATIONS CORPORATION

                                          By        /s/ Ashutosh Roy
                                             ---------------------------------
                                                        Ashutosh Roy
                                                 Chairman of the Board and
                                                  Chief Executive Officer

                               POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ashutosh Roy, Gunjan Sinha, William McGrath and Eric Smit, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                   Principal Executive Officers and Directors

                Name                             Title                  Date
                ----                             -----                  ----

         /s/ Ashutosh Roy            Chairman of the Board and     June 26, 2000
____________________________________  Chief Executive Officer
            Ashutosh Roy              (Principal Executive
                                      Officer)

         /s/ Gunjan Sinha            President and Director        June 26, 2000
____________________________________
            Gunjan Sinha

       /s/ Harpreet Grewal           Chief Financial Officer       June 26, 2000
____________________________________  (Principal Financial
          Harpreet Grewal             Officer)

          /s/ Eric Smit              Vice President of Finance     June 26, 2000
____________________________________  and Administration
             Eric Smit                (Principal Accounting
                                      Officer)

                                     Director
____________________________________
         A. Michael Spence


                        *            Director                      June 26, 2000
____________________________________
            Mark Wolfson

* Signed by Ashutosh Roy as attorney in fact.

                                      II-2